UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2006

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 7, 2006, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended June 30, 2006.

ITEM 7.01     REGULATION FD DISCLOSURE

On August 7, 2006, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended June 30, 2006.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated August 7, 2006, of Salem Communications Corporation regarding its results of operations for the quarter ended June 30, 2006

 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: August 7, 2006	By:	/s/ EVAN D. MASYR
Evan D. Masyr
Vice President - Accounting and Finance

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 7, 2006, of Salem Communications Corporation regarding its results of operations for the quarter ended June 30, 2006

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES AN 8.8% INCEASE IN SECOND QUARTER 2006 TOTAL REVENUE

CAMARILLO, CA August 7, 2006 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced results for the three month and six month periods ended June 30, 2006.

Commenting on the company’s results, Edward G. Atsinger III, president and CEO said, “As a result of significant growth in our non-broadcast media business, we achieved a 8.8% increase in total revenue for the second quarter. While our radio business was negatively impacted by the same weak radio advertising market affecting other radio broadcasters, we achieved net broadcasting revenue growth of 5.4%. Contributing to this growth were our News Talk stations, which grew revenue by 13.5% and our consistent local and national block programming business, which grew revenue by 7.8% over last year on a same station basis.”

Atsinger continued, “During the quarter we closed on the acquisitions of Townhall.com, Xulon Press and Preaching Magazine to grow our non-broadcast media business. As a result of these and other recent acquisitions, and through organic growth, our non-broadcast media business grew its revenue by 70.9% for the second quarter compared to the same period last year. This growth includes a 40.7% increase in revenue at our Internet business and a 115.3% increase in revenue at our publishing business. The integration of our proven traditional media platform with non-broadcast media offers substantial growth opportunities, providing us the ability to become a leading multi-media creator, aggregator and distributor of faith, family and values content.”

Second Quarter 2006 Results

For the quarter ended June 30, 2006 compared to the quarter ended June 30, 2005:

•

Total revenue increased 8.8% to $58.1 million from $53.4 million;

•

Operating income increased 130.0% to $26.1 million from $11.4 million;

•

Net income increased 225.5% to $11.6 million, or $0.47 net income per diluted share, from net income of $3.6 million, or $0.14 net income per diluted share;

•

EBITDA increased 105.2% to $29.8 million from $14.5 million;

•

Adjusted EBITDA increased 1.8% to $15.6 million from $15.3 million;

Broadcasting

•

Net broadcasting revenue increased 5.4% to $53.4 from $50.6 million;

•

Station Operating Income (“SOI”) decreased 1.1% to $19.9 million from $20.1 million;

•

Same station net broadcasting revenue increased 2.9% to $51.4 million from $50.0 million;

•

Same station SOI remained at $20.1 million;

•

Same station SOI margin decreased to 39.1% from 40.3%;

Non-broadcast Media

•

Non-broadcast revenue increased 70.9% to $4.7 million from $2.7 million; and

•

Non-broadcast operating income increased 248.4% to $0.9 million from $0.2 million.

Included in the results for the quarter ended June 30, 2006 are:

•

A $15.5 million gain on the disposal and exchange of assets in the Sacramento and Cleveland markets ($9.4 million gain, net of tax, or $0.38 gain per diluted share); and

•

A $1.3 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options consisting of:

o

$1.1 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcasting operating expenses.

Included in the results for the quarter ended June 30, 2005 are:

•

An accrual of litigation costs of $0.7 million ($0.4 million loss, net of tax, or $0.02 loss per share);

•

A $0.1 million loss on disposal of assets; and

•

A $0.1 million loss from discontinued operations, net of tax.

The results reflect the reclassification of the operations of certain stations to discontinued operations for all periods presented. Combined, these stations had net broadcasting revenue of approximately $0.7 million and were breakeven for the quarter ended June 30, 2006. They had net broadcasting revenue of approximately $0.9 million and lost $0.2 million for the quarter ended June 30, 2005.

Other comprehensive income for the quarter ended June 30, 2006 of $0.9 million, net of tax, is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 24,356,275 diluted weighted average shares for the quarter ended June 30, 2006, and 25,939,455 diluted weighted average shares for the comparable 2005 period.

Year to Date 2006 Results

For the six month period ended June 30, 2006 compared to the six month period ended June 30, 2005:

•

Total revenue increased 7.1% to $110.1 million from $102.8 million;

•

Operating income increased 78.5% to $36.8 million from $20.6 million;

•

Net income increased 140.2% to $14.3 million, or $0.58 net income per diluted share, from net income of $5.9 million, or $0.23 net income per diluted share;

•

EBITDA increased 64.0% to $43.9 million from $26.8 million;

•

Adjusted EBITDA decreased 2.0% to $27.2 million from $27.8 million;

Broadcasting

•

Net broadcasting revenue increased 4.7% to $102.2 from $97.6 million;

•

SOI decreased 1.7% to $37.0 million from $37.6 million;

•

Same station net broadcasting revenue increased 1.8% to $97.7 million from $96.0 million;

•

Same station SOI decreased 0.1% to $37.6 million from $37.7 million;

•

Same station SOI margin decreased to 38.5% from 39.2%;

Non-broadcast Media

•

Non-broadcast revenue increased 53.6% to $7.9 million from $5.2 million; and

•

Non-broadcast operating income increased 127.9% to $0.7 million from $0.3 million.

Included in the results for the six month period ended June 30, 2006 are:

•

A $19.0 million gain from the disposal and exchange of assets in the Sacramento, Cleveland and Dallas markets ($11.5 million gain, net of tax, or $0.47 gain per diluted share);

•

A $0.3 million gain from discontinued operations, net of tax, or $0.01 per diluted share; and

•

A $2.6 million non-cash compensation charge ($1.6 million, net of tax, or $0.06 per share) related to the expensing of stock options consisting of:

o

$2.2 million non-cash compensation included in corporate expenses; and

o

$0.4 million non-cash compensation included in broadcasting operating expenses.

Included in the results for the six month period ended June 30, 2005 are:

•

An accrual of litigation costs of $0.7 million ($0.4 million loss, net of tax, or $0.02 loss per share); and

•

A $0.3 million loss from discontinued operations, net of tax. or $0.01 per diluted share.

The results reflect the reclassification of the operations of certain stations to discontinued operations for all periods presented. Combined, these stations had net broadcasting revenue of approximately $1.4 million and lost $0.2 million for the six month period ended June 30, 2006. They had net broadcasting revenue of approximately $1.7 million and lost $0.5 million for the six month period ended June 30, 2005.

Other comprehensive income for the six month period ended June 30, 2006 of $1.9 million, net of tax, is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 24,525,718 diluted weighted average shares for the quarter ended June 30, 2006, and 25,981,055 diluted weighted average shares for the comparable 2005 period.

SOI Margin Composition Analysis

The following analysis, which is for analytical purposes only, has been created by assigning each station in the company’s radio station portfolio to one of four categories based upon the station’s second quarter SOI margin. The company believes this analysis is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended June 30,

(Net Broadcasting Revenue and SOI in millions)

	2005				2006
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	16	$19.5	$12.1	61.8%	27	$23.6	$14.6	62.1%
30% to 49%	28	13.6	5.8	42.9%	22	11.7	4.7	40.1%
0% to 29%	30	10.3	2.4	23.0%	31	10.8	1.8	16.9%
Less than 0%	21	3.2	(0.7)	(21.9%)	19	3.1	(1.0)	(33.8%)
Subtotal	95	46.6	19.6	42.0%	99	49.2	20.1	41.0%
Other	-	4.0	0.5	13.4%	-	4.2	(0.3)	(7.8%)
Total	95	$50.6	$20.1	39.7%	99	$53.4	$19.8	37.2%

Balance Sheet

As of June 30, 2006, the company had net debt of $356.9 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 5.66 versus a compliance covenant of 6.75 and its bond leverage ratio was 5.78 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

During the quarter ended June 30, 2006, Salem completed the following acquisition and divestiture transactions:

•

Townhall.com was acquired for $5.0 million on April 28, 2006;

•

KKFS (103.9 FM) in Lincoln, Calif. (Sacramento market) was acquired on May 12, 2006 from Bustos Media, which also paid Salem $0.5 million of additional consideration, in exchange for Salem’s KLMG (94.3 FM) in Jackson, Calif. (Sacramento market) and KBAA (103.3 FM) in Grass Valley, Calif.;

•

WCCD (1000 AM) in Parma, Ohio (Cleveland market) was sold for $2.1 million on June 1, 2006;

•

Xulon Press was acquired for $1.5 million on June 1, 2006; and

•

Preaching Magazine was acquired for $0.3 million on June 1, 2006.

The following acquisition and divestiture transactions were pending as of June 30, 2006:

•

WBTK (1380 AM) in Richmond, Virginia was sold for $1.5 million on July 17, 2006; and

•

KORL (690 AM) in Honolulu, Hawaii will be acquired by exchanging KHCM (1170 AM) in Honolulu, Hawaii plus $1.0 million.

The following divestiture transactions were announced after June 30, 2006:

•

WBGB (106.5 FM) in Jacksonville, Florida to be sold for $7.7 million; and

•

WITH (1230 AM) in Baltimore, Maryland to be sold for $3.3 million.

Credit Agreement

Salem Communications Holding Corporation, a wholly-owned subsidiary, amended its senior credit facility effective June 9, 2006.  The primary modifications to the credit facility include:

•

Increasing Salem’s loan commitments to $315.0 million;

•

Allowing for the payment of up to $5.0 million per year in dividends and the payment of an additional $30.0 million in dividends during the life of the credit facility;

•

Allowing for the repurchase of stock and the payment of dividends, in addition to amounts repurchased prior to June 9, 2006, of up to $50.0 million when total leverage is greater than 4.00 to 1.00 but less than 5.50 to 1.00 and up to $15.0 million when total leverage is greater than 5.50 to 1.00; and

•

Allowing for the repurchase of stock or the payment of additional dividends with a portion of the proceeds of asset sales.

Stock Repurchases and Dividends

During the quarter ended June 30, 2006, the company did not repurchase any shares of its Class A common stock.  As of August 7, 2006, Salem had repurchased 1,619,168 shares of Class A common stock for approximately $26.7 million at an average price of $16.48 per share, and had 24,357,520 shares of its Class A and Class B common stock outstanding.

Salem paid a special cash dividend of $0.60 per share on its Class A and Class B common stock on July 28, 2006 to shareholders of record as of July 19, 2006. The dividend payment totaled approximately $14.6 million.

Third Quarter 2006 Outlook

For the third quarter of 2006, Salem is projecting:

•

Total revenue to be between $57.9 million and $58.4 million compared to third quarter 2005 total revenue of $53.0 million;

•

Adjusted EBITDA to be between $14.8 million and $15.3 million compared to third quarter 2005 Adjusted EBITDA of $15.4 million; and

•

Net income per diluted share to be between $0.01 and $0.02.

Third quarter 2006 outlook includes non-cash compensation expense related to the adoption of SFAS 123(R), based on stock options currently outstanding, of $0.8 million.

Third quarter 2006 outlook reflects the following:

•

Same station net broadcasting revenue growth in the low single digits from a base of $49.7 million in third quarter 2005;

•

Non-broadcast revenue increasing approximately twofold from a base of $2.7 million in third quarter 2005;

•

Same station SOI approximately the same as third quarter 2005 SOI of $19.9 million;

•

A loss on early redemption of long-term debt of approximately $3.6 million from the July 6, 2006 redemption of 9% senior subordinated notes due July 2011;

•

Continued growth from our core block programming business and our underdeveloped radio stations, particularly our News Talk stations;

•

Fixed costs associated with recently acquired stations in the Detroit, Honolulu, Miami, Omaha, Sacramento and Tampa markets; and

•

The impact of recent acquisition, exchange and divestiture transactions.

Full Year 2006 Outlook

For full year 2006, the company expects corporate expenses of approximately $21.5 million, excluding non-cash compensation, and expects non-cash compensation expense related to the adoption of SFAS 123(R), based on stock options currently outstanding, of $3.3 million in corporate expenses and $0.8 million in broadcasting operating expenses.

Conference Call Information

Salem plans to host a teleconference to discuss its results today, on August 7, 2006 at 12:00 p.m. Eastern Time. To access the teleconference, please dial 973-935-8511 ten minutes prior to the start time or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through August 21, 2006 and can be heard by dialing 973-341-3080, pass code 7623103 or on the investor relations portion of the company’s website, located at www.salem.cc.

Salem Communications Corporation (Nasdaq: SALM) is a leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family-themed content and conservative values. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 102 radio stations, including 65 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Media Contact:

Investor / Analyst Contact:

Denise Davis

Eric Jones

Director of Communications

Investor Relations

Salem Communications

Salem Communications

(805) 987-0400 ext. 1081

(805) 987-0400 ext. 1048

denised@salem.cc

ericj@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus  non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, discontinued operations (net of tax), litigation costs, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2006	2005	2006
	(unaudited)
Net broadcasting revenue	$ 50,646	$ 53,381	$ 97,608	$ 102,155
Non-broadcast revenue	2,740	4,684	5,168	7,936
Total revenue	53,386	58,065	102,776	110,091
Operating expenses:
Broadcasting operating expenses	30,536	33,498	60,018	65,192
Non-broadcast operating expenses	2,494	3,827	4,871	7,259
Litigation costs	650	-	650	-
Corporate expenses	4,936	6,256	9,983	12,696
Depreciation and amortization	3,355	3,866	6,606	7,161
(Gain) loss on disposal of assets	55	(15,510)	15	(19,039)
Total operating expenses	42,026	31,937	82,143	73,269
Operating income	11,360	26,128	20,633	36,822
Other income (expense):
Interest income	22	-	45	46
Interest expense	(5,593)	(6,779)	(10,705)	(13,367)
Other expense, net	(71)	(174)	(139)	(346)
Income before income taxes and discontinued operations	5,718	19,175	9,834	23,155
Provision for income taxes	2,042	7,584	3,579	9,178
Income before discontinued operations	3,676	11,591	6,255	13,977
Discontinued operations, net of tax	(123)	(25)	(310)	304
Net income	$ 3,553	$ 11,566	$ 5,945	$ 14,281
Other comprehensive income (loss), net of tax	(1,326)	894	(1,326)	1,930
Comprehensive income	$ 2,227	$ 12,460	$ 4,619	$ 16,211

Basic income per share before discontinued operations	$ 0.14	$ 0.48	$ 0.24	$ 0.57
Discontinued operations, net of tax	$ -	$ -	$ (0.01)	$ 0.01
Basic income per share after discontinued operations	$ 0.14	$ 0.48	$ 0.23	$ 0.58

Diluted income per share before discontinued operations	$ 0.14	$ 0.48	$ 0.24	$ 0.57
Discontinued operations, net of tax	$ -	$ -	$ (0.01)	$ 0.01
Diluted income per share after discontinued operations	$ 0.14	$ 0.47	$ 0.23	$ 0.58

Basic weighted average shares outstanding	25,887,299	24,347,520	25,925,453	24,516,432
Diluted weighted average shares outstanding	25,939,455	24,356,275	25,981,055	24,525,718

Other Data:
Station operating income	$ 20,110	$ 19,883	$ 37,590	$ 36,963
Station operating margin	39.7%	37.2%	38.5%	36.2%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2005	2006
		(unaudited)
Assets
Cash	$ 3,979	$ 730
Accounts receivable, net	30,953	31,125
Deferred income taxes	4,614	3,525
Other current assets	4,047	4,798
Assets of discontinued operations	12,456	10,838
Property, plant and equipment, net	116,245	126,018
Intangible assets, net	463,139	509,149
Bond issue costs	2,742	2,442
Bank loan fees	3,709	3,474
Fair value of interest rate swaps	743	3,744
Other assets	3,303	3,509
Total assets	$ 645,930	$ 699,352

Liabilities and Stockholders' Equity
Current liabilities	$ 20,658	$ 118,681
Long-term debt and capital lease obligations	326,685	265,173
Deferred income taxes	40,810	51,440
Other liabilities	8,659	11,233
Stockholders' equity	249,118	252,825
Total liabilities and stockholders' equity	$ 645,930	$ 699,352

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2006	2005	2006
(unaudited)
Capital expenditures
Acquisition related / income producing	$ 1,606	$ 4,520	$ 3,680	$ 7,793
Maintenance	2,078	1,708	3,920	3,465

Total capital expenditures	$ 3,684	$ 6,228	$ 7,600	$ 11,258

Tax information
Cash tax expense	$ 131	$ 76	$ 149	$ 76
Deferred tax expense	1,911	7,508	3,430	9,102
894
Provision for income taxes	$ 2,042	$ 7,584	$ 3,579	$ 9,178

Tax benefit of non-book amortization	$ 2,923	$ 3,685	$ 6,081	$ 7,262

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 49,956	$ 51,420	$ 96,001	$ 97,745
Net broadcasting revenue - acquisitions / dispositions / format changes	690	1,961	1,607	4,410

Total net broadcasting revenue	$ 50,646	$ 53,381	$ 97,608	$ 102,155

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 29,845	$ 31,292	$ 58,351	$ 60,127
Broadcasting operating expenses - acquisitions / dispositions / format changes	691	2,206	1,667	5,065

Total broadcasting operating expenses	$ 30,536	$ 33,498	$ 60,018	$ 65,192

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 20,111	$ 20,128	$ 37,650	$ 37,618
Station operating income - acquisitions / dispositions / format changes	(1)	(245)	(60)	(655)

Total station operating income	$ 20,110	$ 19,883	$ 37,590	$ 36,963

Reconciliation of Station Operating Income and Non-Broadcast
Operating Income to Operating Income
Station operating income	$ 20,110	$ 19,883	$ 37,590	$ 36,963
Non-broadcast operating income	246	857	297	677
Less:
Corporate expenses	(4,936)	(6,256)	(9,983)	(12,696)
Litigation costs	(650)	-	(650)	-
Depreciation and amortization	(3,355)	(3,866)	(6,606)	(7,161)
Gain (loss) on disposal of assets	(55)	15,510	(15)	19,039

Operating income	$ 11,360	$ 26,128	$ 20,633	$ 36,822

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 15,349	$ 15,622	$ 27,765	$ 27,218
Less:
Stock-based compensation	-	(1,312)	-	(2,620)
Discontinued operations, net of tax	(123)	(25)	(310)	304
Gain (loss) on disposal of assets	(55)	15,510	(15)	19,039
Litigation costs	(650)	-	(650)	-

EBITDA	14,521	29,795	26,790	43,941
Plus:
Interest income	22	-	45	46
Less:
Depreciation and amortization	(3,355)	(3,866)	(6,606)	(7,161)
Interest expense	(5,593)	(6,779)	(10,705)	(13,367)
Provision for income taxes	(2,042)	(7,584)	(3,579)	(9,178)

Net income	$ 3,553	$ 11,566	$ 5,945	$ 14,281

Salem Communications Corporation
Supplemental Information
(in millions)
	Projected
	Three Months Ending		Three Months
	September 30, 2006		Ended
	Low	High	September 30, 2005
	(unaudited)
Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 20.1	$ 20.6
Plus:
Non-broadcast revenue	5.3	5.3
Less:
Non-broadcast operating expenses	(4.6)	(4.6)
Corporate expenses	(5.3)	(5.3)
Stock-based compensation (corporate expense portion)	(0.6)	(0.6)
Depreciation and amortization	(3.8)	(3.8)

Operating income	$ 11.1	$ 11.6

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 50.9	$ 51.4	$ 49.7
Net broadcasting revenue - acquisitions / dispositions / format changes	1.7	1.7	0.6

Total net broadcasting revenue	$ 52.6	$ 53.1	$ 50.3

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 19.8	$ 20.3	$ 19.9
Station operating income - acquisitions / dispositions / format changes	0.3	0.3	-

Total station operating income	$ 20.1	$ 20.6	$ 19.9